Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement on Form S-1 of Polaris Acquisition Corporation of our report dated March 16, 2009, relating to the financial statements of HUGHES Telematics, Inc., which appears in the Definitive Proxy Supplement filed March 20, 2009. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Atlanta, GA
March 30, 2009